Exhibit 23.3

Gilbert Laustsen Jung Associates Ltd. Petroleum Consultants 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855

LETTER OF CONSENT

TO:         Suncor Energy Inc.

Re:          Suncor Energy Inc.

We refer to the following reports prepared by Gilbert Laustsen Jung Associates Ltd.:

•                  the letter reports dated February 20, 2004, as to the synthetic crude oil reserves effective December 31, 2003 associated with the Corporation’s oil sands operations located near Fort McMurray, Alberta;

•                  the letter report dated February 20, 2004, as to the Firebag Project effective December 31, 2003; and

•                  the Reserves Determination and Evaluation of the Canadian Oil and Gas Properties of the Corporation’s Natural Gas effective December 31, 2003, dated February 20, 2004 (collectively, the “Report”).

We consent to the incorporation by reference in the Registration Statement of Suncor Energy Inc. (the “Company”) on Form S-8 dated August 27, 2004, of our name, reference to and excerpts from the said reports by Suncor Energy Inc. relating to the reserves of the Company included in the Annual Report of the Company on Form 40-F for the fiscal year ended December 31, 2003.

Yours very truly,

GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

ORIGINALLY SIGNED BY
	Per:	/s/ Harry Jung, P. Eng.
	Name:	Harry Jung, P. Eng.
	Title:	Executive Vice-President
Calgary, Alberta
Date: August 27, 2004